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GARNERO GROUP ACQUISITION COMPANY

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As previously disclosed, Garnero Group Acquisition Company (“GGAC”) proposes to engage in a business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”), which will be submitted to a vote of GGAC’s shareholders. On June 10, 2016, Grupo Colombo issued a press release regarding certain business developments relating to the company. Below is a copy of such release.

Grupo Colombo Announces Financial Restructuring

SÃO PAULO, June 10, 2016 -- Q1 Comercial de Roupas S.A. (“Grupo Colombo” or “GC”), Brazil's leading retailers with a focus on menswear, with approximately 400 stores throughout the country, announced today that it has concluded its financial restructuring. The restructuring plan provides capital structure equalization and a balanced cash flow for operations going forward.

About Grupo Colombo (Q1 Comercial de Roupas S.A.)

Founded in 1917, Grupo Colombo is one of Brazil's leading retailers with a focus on menswear, with approximately 400 stores throughout the country. GC has strong brand awareness for its clothing and is known for its high quality products at competitive prices. Basic pieces that don't go out of fashion which consumers wear day-to-day for business or leisure are found throughout the year in its stores. Beyond the basics, GC also has a premium line that brings fresh ideas every season. For more information, please visit www.grupocolombo.com.br/investors.

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Grupo Colombo’s managements’ current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Grupo Colombo’s business. These risks, uncertainties and contingencies include: business conditions; changing interpretations of GAAP; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the transactions do not close, including due to the failure to receive required shareholder approvals or the failure of other closing conditions, such as receipt of necessary governmental or regulatory approvals. The information set forth herein should be read in light of such risks. Grupo Colombo is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

Q1 Comercial de Roupas S.A. (www.grupocolombo.com.br/investors): César Pinotti, IR and Financial Manager, Phone (+5511) 3048-0784, Email: cesarpinotti@grupocolombo.com.br